Exhibit 99.1
FOR IMMEDIATE RELEASE
Tremont Mortgage Trust Announces Second Quarter 2021 Results
Second Quarter Net Income Per Diluted Share of $0.01
Net Income Includes Merger Related Transaction Expenses of $0.22 per Diluted Share
Second Quarter Adjusted Distributable Earnings Per Diluted Share of $0.25
____________________________________________________________________________________________________
Newton, MA (July 27, 2021): Tremont Mortgage Trust (Nasdaq: TRMT) today announced financial results for the quarter and six months ended June 30, 2021.
Tom Lorenzini, President of TRMT, made the following statement:
"TRMT’s portfolio continues to perform well as we execute on our business objective of investing capital in first mortgage loans secured by middle market and transitional commercial real estate. All our loans remain current on debt service and our portfolio risk ratings remain stable, which speaks to the strong credit quality of our borrowers and our manager’s ability to originate high quality loans. Our deal pipeline remains active with more than $600 million in transactions in various stages of review, underwriting and diligence, and we are focused on reinvesting capital as additional loans repay during the second half of 2021.

Furthermore, we remain on track to complete our merger with RMR Mortgage Trust during the third quarter of 2021. We believe this strategic transaction will provide compelling benefits to TRMT shareholders while creating a larger, more diversified commercial mortgage REIT approaching
$1 billion in assets when fully invested."

Quarterly Results

	Three Months Ended
(dollars in thousands, except per share data)	June 30, 2021	June 30, 2020	Change
Net income	$98	$2,362	(95.9%)
Net income per diluted share	$0.01	$0.29	(96.6%)
Adjusted Distributable Earnings	$2,048	$2,433	(15.8%)
Adjusted Distributable Earnings per diluted share	$0.25	$0.30	(16.7%)
Income from investments, net	$3,160	$3,128	1.0%
Book value per share	$10.81	$10.72	0.8%

Additional information and a reconciliation of net income determined in accordance with U.S. generally accepted accounting principles, or GAAP, to Distributable Earnings and Adjusted Distributable Earnings for the quarters and six months ended June 30, 2021 and 2020, appear later in this press release.

Portfolio Summary and Recent Investment Activities

(dollars in thousands)	June 30, 2021	March 31, 2021	December 31, 2020
First mortgage loans	13	13	14
Total loan commitments	$246,029	$268,379	$293,890
Maximum weighted average maturity (years)	2.2	2.4	2.6
Weighted average coupon rate	5.61%	5.73%	5.70%
Weighted average all in yield	6.36%	6.43%	6.39%
Weighted average LIBOR floor	1.94%	2.10%	2.10%
Weighted average risk rating	3.0	2.9	3.2
Weighted average loan to value	65%	67%	67%

•As previously reported, in April 2021, TRMT amended the agreement governing its loan secured by an office property located in Metairie, LA to extend the maturity date of the loan by six months to October 11, 2021 and to eliminate any further borrower extension rights.
•In May 2021, TRMT originated a first mortgage loan of $15.2 million that was used to refinance an office property with 125,000 square feet located in Westminster, CO. This loan requires the borrower to pay interest at the floating rate of LIBOR plus a premium of 375 basis points per annum. This floating rate loan includes an initial funding of $13.5 million and a future funding allowance of $1.7 million for tenant improvements, leasing commissions and capital expenditures and has a three year initial term with two, one-year extension options, subject to the borrower meeting certain conditions.
•Also in May 2021, TRMT received $36.7 million of repayment proceeds from the borrower relating to its loan that was secured by an industrial facility located in Barrington, NJ, which included the $36.2 million principal amount outstanding under the loan, as well as accrued interest, an exit fee and TRMT's associated legal expenses.
•In June 2021, at the borrower’s request, TRMT amended the agreement governing its loan secured by an office property located in Houston, TX to extend the maturity date of the loan by 45 days to August 10, 2021. As of June 30, 2021, the outstanding principal amount under this loan was $14.5 million.
•In July 2021, the borrower under TRMT's loan secured by a retail property located in Paradise Valley, AZ notified TRMT that the property is expected to be sold during the third quarter of 2021. Upon sale, TRMT expects to be repaid the principal amount outstanding under the loan, as well as accrued interest, an exit fee and TRMT's associated legal expenses. As of June 30, 2021, the outstanding principal amount under this loan was $11.2 million.
•Also in July 2021, the borrower under TRMT's loan secured by a multifamily property located in Houston, TX notified TRMT that the property is expected to be sold during the third quarter of 2021. Upon sale, TRMT expects to be repaid the principal amount outstanding under the loan, as well as accrued interest, an exit fee and TRMT's associated legal expenses. As of June 30, 2021, the outstanding principal amount under this loan was $27.9 million.
•Also in July 2021, the borrower under TRMT's loan secured by an office property located in Dublin, OH notified TRMT that the property is expected to be refinanced during the third quarter of 2021. Upon refinance, TRMT expects to be repaid the principal amount outstanding under the loan, as well as accrued interest, an exit fee and TRMT's associated legal expenses. As of June 30, 2021, the outstanding principal amount under this loan was $21.6 million.

Merger with RMR Mortgage Trust

As previously announced, TRMT and RMR Mortgage Trust (Nasdaq: RMRM) entered into a definitive agreement and plan of merger, dated April 26, 2021, or the Merger Agreement, pursuant to which TRMT will merge with and into RMRM, with RMRM continuing as the surviving company, or the Merger. Pursuant to the terms of the Merger Agreement, TRMT’s shareholders will receive 0.52 of one newly issued common share of RMRM for each common share of TRMT they hold, with cash paid in lieu of fractional shares. Completion of the Merger will require certain approvals of TRMT’s and RMRM’s shareholders and the satisfaction or waiver of other conditions. The record date for determining the shareholders entitled to receive notice of, and to vote at, the TRMT and RMRM special meetings of shareholders is July 14, 2021. The special meetings of shareholders of TRMT and RMRM are scheduled to be held on September 17, 2021 and, pending the requisite approval by TRMT and RMRM shareholders, the Merger is expected to close during the third quarter of 2021.

Recent Financing Activities
•During the second quarter of 2021, Citibank, N.A., or Citibank, advanced $13.5 million to TRMT under its master repurchase facility, and TRMT repaid $38.1 million of outstanding balances under its master repurchase facility with Citibank.
•As of June 30, 2021, TRMT had an aggregate $156.2 million outstanding principal balance under, and was in compliance with all covenants and other terms of, its master repurchase facility with Citibank.
Distributions
•On May 20, 2021, TRMT paid a quarterly distribution to common shareholders of record as of April 26, 2021 of $0.10 per common share, or approximately $0.8 million in aggregate.
•On July 15, 2021, TRMT declared a quarterly distribution for the second quarter of 2021 payable on August 19, 2021 to its shareholders of record as of July 26, 2021 of $0.10 per common share, or approximately $0.8 million in aggregate.
Conference Call
At 10:00 a.m. Eastern Time on Wednesday, July 28, 2021, President, Tom Lorenzini, and Chief Financial Officer and Treasurer, Doug Lanois, will host a conference call to discuss TRMT’s second quarter 2021 financial results. The conference call telephone number is (833) 366-1119. Participants calling from outside the United States and Canada should dial (412) 902-6771. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. on Wednesday, August 4, 2021. To access the replay, dial (412) 317-0088. The replay pass code is 10157613.
A live audio webcast of the conference call will also be available in a listen-only mode on TRMT’s website, which is located at www.trmtreit.com. Participants wanting to access the webcast should visit TRMT’s website about five minutes before the call. The archived webcast will be available for replay on TRMT’s website after the call. The transcription, recording and retransmission in any way of TRMT’s second quarter conference call are strictly prohibited without the prior written consent of TRMT.

Supplemental Data
A copy of TRMT’s Second Quarter 2021 Supplemental Operating and Financial Data is available for download at TRMT’s website, www.trmtreit.com. TRMT’s website is not incorporated as part of this press release.

About Tremont Mortgage Trust
TRMT is a real estate finance company that originates and invests in first mortgage loans secured by middle market and transitional commercial real estate. TRMT is managed by an affiliate of The RMR Group Inc. (Nasdaq: RMR). Substantially all of RMR’s business is conducted by its majority owned subsidiary, The RMR Group LLC, which is an alternative asset management company with $32 billion in assets under management and more than 35 years of institutional experience in buying, selling, financing and operating commercial real estate. For more information about TRMT, please visit www.trmtreit.com.

Non-GAAP Financial Measures
TRMT presents Distributable Earnings and Adjusted Distributable Earnings, which are considered “non-GAAP financial measures” within the meaning of the applicable rules of the Securities and Exchange Commission, or SEC. Distributable Earnings and Adjusted Distributable Earnings do not represent net income or cash generated from operating activities and should not be considered as alternatives to net income determined in accordance with GAAP or indications of TRMT’s cash flows from operations determined in accordance with GAAP, measures of TRMT’s liquidity or operating performance or indications of funds available for TRMT’s cash needs. In addition, TRMT’s methodologies for calculating Distributable Earnings and Adjusted Distributable Earnings may differ from the methodologies employed by other companies to calculate the same or similar supplemental performance measures; therefore, TRMT’s reported Distributable Earnings and Adjusted Distributable Earnings may not be comparable to the distributable earnings and adjusted distributable earnings as reported by other companies.
TRMT calculates Distributable Earnings as net income, computed in accordance with GAAP, including realized losses not otherwise included in net income determined in accordance with GAAP, and excluding: (a) the management incentive fees earned by TRMT’s manager, if any; (b) depreciation and amortization, if any; (c) non-cash equity compensation expense; (d) unrealized gains, losses and other similar non-cash items that are included in net income for the period of the calculation (regardless of whether such items are included in or deducted from net income or in other comprehensive income under GAAP), if any; and (e) one-time events pursuant to changes in GAAP and certain non-cash items, if any. Distributable Earnings are reduced for realized losses on loan investments when amounts are deemed uncollectable.
TRMT defines Adjusted Distributable Earnings as Distributable Earnings excluding certain non-recurring expenses, such as transaction expenses related to the Merger and the other transactions contemplated by the Merger Agreement.
In order to maintain its qualification for taxation as a REIT, TRMT is generally required to distribute substantially all of its taxable income, subject to certain adjustments, to its shareholders. TRMT believes that one of the factors that investors consider important in deciding whether to buy or sell securities of a REIT is its distribution rate. Over time, Distributable Earnings has been a useful indicator of distributions to TRMT's shareholders and is a measure that is considered by TRMT's Board of Trustees when determining the amount of such distributions. TRMT believes that Distributable Earnings and Adjusted Distributable Earnings provide meaningful information to consider in addition to net income and cash flows from operating activities determined in accordance with GAAP. These measures help TRMT to evaluate its performance excluding the effects of certain transactions, the variability of any management incentive fees that may be paid or payable and GAAP adjustments that TRMT believes are not necessarily indicative of TRMT’s current loan portfolio and operations. In addition, Distributable Earnings is used in determining the amount of base management and management incentive fees payable by TRMT to TRMT’s manager under TRMT’s management agreement.
Please see the pages attached hereto for a more detailed statement of TRMT’s operating results and financial condition and for an explanation of TRMT’s calculation of Distributable Earnings and Adjusted Distributable Earnings and a reconciliation of net income determined in accordance with GAAP to those amounts.

TREMONT MORTGAGE TRUST
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
INCOME FROM INVESTMENTS:
Interest income from investments	$4,148	$4,496	$8,634	$8,780
Less: interest and related expenses	(988)	(1,368)	(2,123)	(3,125)
Income from investments, net	3,160	3,128	6,511	5,655

OTHER EXPENSES:
Base management fees (1)	341	—	682	—
Management incentive fees (1)	—	—	620	—
General and administrative expenses	685	524	1,328	1,064
Reimbursement of shared services expenses	206	242	344	563
Transaction related expenses	1,822	—	1,849	—
Total expenses	3,054	766	4,823	1,627

Income before income tax expense	106	2,362	1,688	4,028
Income tax expense	(8)	—	(15)	—
Net income	$98	$2,362	$1,673	$4,028

Weighted average common shares outstanding - basic	8,218	8,177	8,215	8,173
Weighted average common shares outstanding - diluted	8,266	8,177	8,253	8,173

Net income per common share - basic and diluted	$0.01	$0.29	$0.20	$0.49

(1)TRMT’s manager previously waived any base management or management incentive fees that would have otherwise been due and payable by TRMT under its management agreement for the period beginning July 1, 2018 until December 31, 2020. If TRMT's manager had not waived these base management and management incentive fees, TRMT would have recognized $323 and $643 of base management fees for the three and six months ended June 30, 2020, respectively. Management incentive fees of $36 would have been paid or payable by TRMT for each of the three and six months ended June 30, 2020.

TREMONT MORTGAGE TRUST
CALCULATION AND RECONCILIATION OF NET INCOME TO DISTRIBUTABLE EARNINGS AND ADJUSTED DISTRIBUTABLE EARNINGS
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Reconciliation of net income to Distributable Earnings and Adjustable Distributable Earnings:
Net income	$98	$2,362	$1,673	$4,028
Management incentive fees	—	—	620	—
Non-cash equity compensation expense	128	71	179	113
Distributable Earnings	226	2,433	2,472	4,141
Transaction related expenses	1,822	—	1,849	—
Adjusted Distributable Earnings	$2,048	$2,433	$4,321	$4,141

Weighted average common shares outstanding - basic	8,218	8,177	8,215	8,173
Weighted average common shares outstanding - diluted	8,266	8,177	8,253	8,173

Adjusted Distributable Earnings per common share - basic	$0.25	$0.30	$0.53	$0.51
Adjusted Distributable Earnings per common share - diluted	$0.25	$0.30	$0.52	$0.51

TREMONT MORTGAGE TRUST
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share data)
(unaudited)

	June 30,	December 31,
	2021	2020
ASSETS
Cash and cash equivalents	$8,273	$10,521
Restricted cash	95	—
Loans held for investment, net	237,697	282,246
Accrued interest receivable	796	996
Prepaid expenses and other assets	303	419
Total assets	$247,164	$294,182

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable, accrued liabilities and deposits	$1,127	$5,041
Master repurchase facility, net	155,562	200,233
Due to related persons	602	5
Total liabilities	157,291	205,279

Commitments and contingencies

Shareholders' equity:
Common shares of beneficial interest, $0.01 par value per share; 25,000,000 shares authorized; 8,312,322 and 8,302,911 shares issued and outstanding, respectively	83	83
Additional paid in capital	89,288	89,160
Cumulative net income	12,461	10,788
Cumulative distributions	(11,959)	(11,128)
Total shareholders’ equity	89,873	88,903
Total liabilities and shareholders' equity	$247,164	$294,182

Warning Concerning Forward-Looking Statements
This press release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Also, whenever TRMT uses words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions, TRMT is making forward-looking statements. These forward-looking statements are based upon TRMT’s present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by TRMT’s forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond TRMT’s control. For example:
•Mr. Lorenzini states that TRMT's portfolio continues to perform well as TRMT executes on its business objective of investing in first mortgage loans secured by middle market and transitional commercial real estate, that all of TRMT’s loans remain current on debt service and that TRMT’s portfolio risk ratings remain stable. These statements may imply that TRMT's loan portfolio performance will continue to perform well and execute on its business objective and that TRMT will benefit as a result. However, TRMT, its borrowers' and their tenants' businesses are subject to risks, including those related to the COVID-19 pandemic and its resulting economic impacts, and TRMT operates in a highly competitive industry. As a result of these or other factors, TRMT's loan portfolio performance and risk ratings may decline and it may not be able to execute its business objective or realize any benefits from doing so.
•Mr. Lorenzini also states that TRMT is focused on reinvesting capital as additional loans repay during the second half of 2021.This may imply that TRMT will be able to successfully reinvest repayment proceeds in new loan investments. However, the market for loans to commercial real estate borrowers of the type TRMT seeks to invest in is highly competitive. TRMT may be not be able to successfully reinvest any repayment proceeds in new loan investments and any such investments made may not be on as favorable terms or risk to TRMT.
•Mr. Lorenzini also states that TRMT's deal pipeline remains active with transactions in various stages of review, underwriting and diligence. This may imply that TRMT will be able to successfully convert pipeline transactions into originated loan investments. However, TRMT's business is subject to various risks, including the competitive nature of the commercial real estate lending industry, and TRMT may not be able to access capital in the near or longer term on desirable terms or at all. As a result, TRMT may not be successful in converting its deal pipeline into originated loan investments.
•Mr. Lorenzini also states that TRMT remains on track to complete the Merger during the third quarter of 2021. The closing of the Merger is subject to the satisfaction or waiver of conditions, including the receipt of requisite approvals by TRMT’s and RMRM’s shareholders. TRMT cannot be sure that any or all of these conditions will be satisfied or waived. Accordingly, the Merger may not close when expected or at all, or the terms of the Merger may change.
•Mr. Lorenzini also states that TRMT believes the Merger will provide compelling benefits to TRMT's shareholders while creating a larger, more diversified commercial mortgage REIT approaching $1 billion in assets when fully invested. These expectations are contingent upon the completion of the Merger and may not be realized as currently expected or at all.

The information contained in TRMT’s filings with the SEC, including under “Risk Factors” in TRMT’s periodic reports, or incorporated therein, identifies other important factors that could cause TRMT’s actual results to differ materially from those stated in or implied by TRMT’s forward-looking statements. TRMT’s filings with the SEC are available on the SEC’s website at www.sec.gov.

You should not place undue reliance upon forward-looking statements.

Except as required by law, TRMT does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.

Additional Information about the Merger

In connection with the Merger, RMRM has filed with the SEC a Registration Statement on Form S-4 containing a definitive joint proxy statement/prospectus and other documents with respect to the Merger, which was declared effective by the SEC on July 26, 2021. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. SHAREHOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND ANY OTHER DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE MERGER OR INCORPORATED BY REFERENCE IN THE JOINT PROXY STATEMENT/PROSPECTUS BECAUSE THEY CONTAIN AND WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER.

The definitive joint proxy statement/prospectus has been mailed to TRMT’s and RMRM’s shareholders. Shareholders may obtain free copies of the RMRM Registration Statement on Form S-4, the definitive joint proxy statement/prospectus and any other relevant documents filed or to be filed with the SEC at the SEC’s website at www.sec.gov. In addition, shareholders may obtain copies free of TRMT’s filings with the SEC from TRMT's website at www.trmtreit.com or RMRM’s filings with the SEC from RMRM's website at www.rmrmortgagetrust.com.

Participants in Solicitation Relating to the Merger

TRMT, RMRM and their respective trustees and executive officers, and Tremont Realty Advisors LLC, The RMR Group LLC, The RMR Group Inc. and certain of their respective directors, officers and employees, may be deemed to be participants in the solicitation of proxies from TRMT and RMRM shareholders in respect of the Merger and the other transactions contemplated by the Merger Agreement. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of TRMT’s and RMRM’s shareholders in connection with the Merger and the other transactions contemplated by the Merger Agreement is set forth in the definitive joint proxy statement/prospectus. Information regarding TRMT’s trustees and executive officers and RMRM’s trustees and executive officers can be found in TRMT’s and RMRM’s respective definitive proxy statement for its 2021 Annual Meeting of Shareholders. These documents are available free of charge on the SEC's website and from TRMT or RMRM, as applicable, using the sources indicated above.

Contact:
Kevin Barry
Manager, Investor Relations
(617) 796-7651

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